EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-3 and the related Prospectus of Westfield America, Inc., dated November 21, 2000, for the registration of 788,328 shares of common stock and to the incorporation by reference therein of our report dated January 26, 2000 with respect to the consolidated financial statements of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



November 21, 2000
Los Angeles, California